Exhibit 10.29

LOAN AGREEMENT AND PROMISSORY NOTE
Effective Date: February 22, 2010

Loan Agreement

Wet Coast Management Corp. (the “Lender”) of #610 – 1100 Melville Street, Vancouver, BC, V6E 4A6 advanced US$50,000 (the “Principal Sum”) to Red Metal Resources Ltd. (the “Borrower”) of 195 Park Avenue, Thunder Bay, Ontario, P7B 1B9 on the Effective Date.

The Borrower will repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 6% per year from the Effective Date (the “Interest”).  The Borrower is liable for repayment for the Principal Sum and accrued Interest and any costs that the Lender incurs trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with the following promissory note.

LENDER	BORROWER
Wet Coast Management Corp.	Red Metal Resources Ltd.

Per:	Per:

/s/ Rick Jeffs	/s/ John da Costa
Rick Jeffs	Authorized Signatory

Promissory Note

Principal Sum: US$50,000	Effective Date: February 22, 2010

For value received, the Borrower promises to pay on demand to the order of the Lender the sum of $50,000 lawful money of United States of America (the “Principal Sum”) together with interest on the Principal Sum from the effective date both before and after maturity, default and judgment at the Interest Rate as defined below.

Interest Rate means 6 per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective annual rate of 6.17%), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time. The Lender will apply any partial payment first to Interest and then to the Principal Sum.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER
Red Metal Resources Ltd.

Per:

/s/ John da Costa

Authorized signatory